Exhibit 10.28

Grant No.:

REPUBLIC PROPERTY TRUST

2005 OMNIBUS LONG-TERM INCENTIVE PLAN

FORM OF RESTRICTED SHARE AGREEMENT

Republic Property Trust, a Maryland real estate investment trust (the “Company”), grants common shares of beneficial interest, $.01 par value (the “Shares”), of the Company to the Grantee named below, subject to the transfer and other conditions set forth in this cover sheet and the attachment (collectively, the “Agreement”).  Additional terms and conditions of the grant are set forth in the Company’s 2005 Omnibus Long-Term Incentive Plan (the “Plan”).

Grant Date:                                      , 200

Name of Grantee:

Employee Identification Number:

Number of Shares Covered by Grant:

Purchase Price per Share:  $.01

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached.  You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:
(Signature)

Company:
(Signature)

Title:

Attachments

This is not a share certificate or a negotiable instrument.

REPUBLIC PROPERTY TRUST

2005 OMNIBUS LONG-TERM INCENTIVE PLAN

RESTRICTED SHARE AGREEMENT

Restricted Shares/ Nontransferability

This grant is an award of Shares in the number of Shares set forth on the cover sheet, at the Purchase Price set forth on the cover sheet, and subject to the transfer and other conditions described below (“Restricted Shares”).  The purchase price for the Restricted Shares is deemed paid by your services to the Company.  Except as set forth herein, during the Lock-Up Period (as defined below), your Restricted Shares may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Shares be made subject to execution, attachment or similar process.

This Agreement is irrevocable and cannot be changed or annulled without the written consent of the Grantee and the Company.  The Restricted Shares are not subject to forfeiture for any reason, including upon termination of employment.

Lock-up Period

You may not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Restricted Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Restricted Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Restricted Shares or other securities, in cash or otherwise for a period commencing on the Grant Date and ending on July 1, 2007 (such period, the “Lock-Up Period”).

Notwithstanding the foregoing, during the Lock-Up Period you may transfer the Restricted Shares (i) as a bona fide gift or gifts or by will or intestacy, or (ii) to any trust for the direct or indirect benefit of you or your immediate family, provided that any such transfer shall not involve a disposition for value.  Any recipient of such gift or transfer shall remain subject to the restrictions on transfer with regard to the Restricted Shares set forth in this

Agreement for the remaining duration of the Lock-Up Period.

Issuance

The issuance of the Restricted Shares under this grant shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, registration or issuance of one or more Share certificates, with the Restricted Shares bearing the appropriate restrictions imposed by this Agreement.  At such time as the Lock-Up Period ends, the recordation of the Restricted Shares attributable to you will be appropriately modified.

Retention Rights

This Agreement does not give you the right to be retained by the Company (or any Affiliates) in any capacity.  The Company (and any Affiliates) reserves the right to terminate your Service at any time and for any reason, subject to the terms of any applicable employment or other agreement between you and the Company (or any Affiliates).

Withholding Taxes

In connection with the grant of Restricted Shares hereunder, the Company will pay you a cash bonus equal to $                        .  This cash bonus will be withheld by the Company, to the extent necessary, to pay the withholding taxes incurred by you in connection with the grant of the Restricted Shares and the payment of such cash bonus.

Shareholder Rights

You have the right to vote the Restricted Shares and to receive any dividends declared or paid on such Restricted Shares.  Any distributions you receive as a result of any Share split, Share dividend, combination of Shares or other similar transaction shall be deemed to be a part of the Restricted Shares and subject to the same conditions and restrictions applicable thereto.  Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before the date of the grant of the Restricted Shares pursuant hereto.

Adjustments

In the event of a split, a Share dividend or a similar change in the Shares, the number of Shares covered by this grant shall be adjusted (and rounded down to the nearest whole number), subject to the terms of the Plan.  Your Restricted Shares shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity in accordance with the terms of the Plan.

Legends

All certificates representing the Shares issued in connection with this grant shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law

This Agreement will be interpreted and enforced under the laws of the state of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference.  Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Shares.  Any prior agreements, commitments or negotiations concerning this grant are superseded.

Data Privacy

In order to administer the Plan, the Company may process personal data about you.  Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data.  You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery

The Company may choose to deliver certain statutory materials relating to the Plan in electronic form.  By accepting this grant, you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format.  If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies.  Please contact            at              to request paper copies of these documents.